UMPQUA HOLDINGS

CORPORATION

Parent Company for:

UMPQUA

BANK

STRAND

ATKINSON

WILLIAMS &

YORK

Safe Harbor Statement

During the course of this presentation, we may make forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that such forward-looking statements are just predictions subject to certain risks and uncertainties that could cause actual events or results to materially differ, either better or worse, from those projected. A discussion of risk factors that may affect the actual outcomes relating to such forward-looking statements and the Company's results of operations in general is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Specific risks with respect to forward-looking statements in this presentation include whether the Company receive regulatory and shareholder approvals, whether it has accurately predicted acquisition and consolidation expenses, the timing and amount of savings from consolidation, the expected earnings contributions of both companies and management's ability to effectively integrate the companies.

Solicitation Materials

The following may be deemed to be offering or solicitation materials of Umpqua Holdings Corporation and Western Sierra Bancorp in connection with the proposed acquisition of Western Sierra by the Company. Shareholders are urged to read the joint proxy statement/prospectus that will be included in the registration statement on Form S-4, which the Company will file with the SEC in connection with the proposed acquisition, because it will contain important information about the Company, Western Sierra, the acquisition and related matters. The directors and executive officers of the Company and Western Sierra may be deemed to be participants in the solicitation of proxies from their respective shareholders. Information regarding the participants and their security holdings can be found in each of the Company's and Western Sierra's most recent proxy statements filed with the SEC and the joint proxy statement/prospectus when it is filed with the SEC. All documents filed with the SEC are or will be available for free, both on the SEC web site (http://www.sec.gov) and from the Company by directing a request to Umpqua Holdings Corporation, Attention: Investor Relations, One SW Columbia Street, Suite 1200, Portland, OR 97258, and from Western Sierra by directing a request to Western Sierra Bancorp, Investor Relations, 4080 Plaza Goldorado Circle, Cameron Park, CA 95682.

Strategic Rationale

Umpqua Holdings Corporation

And

Western Sierra Bancorp

Strategic Rationale

- The merger of Umpqua and Western Sierra creates an institution with combined assets of $6.9 Billion
- A market capitalization of $1.6 Billion
- Expanded Geographic footprint

Combined Footprint


WASHINGTON
OREGON
CALIFORNIA
Umpqua Bank (95)
Western Sierra Affiliated Banks (31)
Total number of stores: 126

Northern California



Umpqua Bank
Western Sierra Affiliated Banks (31)
58 stores in Northern California.
McKinleyville
Willow Creek
Weaverville
Arcata
Eureka Main
Eureka Henderson Center
Fortuna
Garberville
101
Los Molinos
Orland
Chico
Willows
Ukiah
99
Yuba City
5
Colusa
Marysville
80
Lakeport
Kelseyville
Wheatland
Auburn
Arbuckle
Stanford Ranch
Lincoln
Natomas
Pollock Pines
50
Roseville
Placerville
Woodland
Cameron Park
One Capitol Mall
El Dorado Hills
Sacramento
Napa
Elk Grove
Valley Springs
80
Angels Camp
Sutter Creek
Lodi
San Andreas
Columbia
Sonora
Twain Harte
Antioch
Copperopolis
Jamestown
Modesto
San Francisco
Turlock
CALIFORNIA
5
99

Strategic Rationale

- Low integration risk
  - Same data processing platform
  - Management team experience in integrating acquisitions
- Little Branch overlap
- Leverage Umpqua's marketing platform
- Compatible Cultures

Strategic Rationale

- Greater liquidity for shareholders
- Creates “The Community Bank” in the greater Sacramento area
- Western Sierra is in one of the fastest growing markets on the West coast
- Well positioned for additional growth

Unique Opportunity

- Neutral to 2006 core earnings per share
- In excess of 3% accretive to 2007 core earnings per share
- 23% cost savings, phased in over first year
- No revenue enhancements included
- Remain well capitalized

Transaction Terms

Price per share [(1)]	$43.89
Aggregate transaction value [(1)]	$355 million
Consideration	100% Stock
Structure	Tax-free exchange
Anticipated closing	Second quarter 2006

(1) Assumes exchange ratio of 1.61 using Umpqua's closing price of $27.26 on February 7, 2006.

Transaction Multiples

Price per share (1)	$43.89
Premium to market (2)	10%
Price/2005 Net Income	19.7x
Price/Book Value	2.62x
Price/Tangible Book Value	3.52x
Core deposit premium	30%

(1) Assumes exchange ratio of 1.61 using Umpqua's closing price of $27.26 on February 7, 2006.
(2) Based on Western Sierra closing price of $40.08 on February 7, 2006.

Proforma Combined Loan Portfolio

	Umpqua	Western Sierra	Proforma Combined
Real Estate	59.9%	65.3%	61.0%
Construction	16.6%	23.5%	18.0%
Commercial	21.7%	10.9%	19.5%
Consumer & Other	1.8%	0.3%	1.5%

As of December 31, 2005.

Proforma Combined Deposit Portfolio

	Umpqua	Western Sierra	Proforma Combined
Demand	23.0%	26.4%	23.7%
Demand, Interest Bearing	41.3%	30.5%	39.2%
Savings	9.4%	7.2%	8.9%
Time	26.3%	35.9%	28.2%

As of December 31, 2005.

UMPQUA HOLDINGS CORPORATION

Creating Shareholder Value

	Date Announced	Value Pre-Announcement	Current Value	Change since 1 day prior to Announcement
Valley of the Rogue Bancorp	8/15/2000	$5.25	$22.18	322%
Linn-Benton Bank	8/21/2001	$9.00	$25.73	186%
Independent Financial Network	6/22/2001	$5.15	$21.81	323%
Centennial Bancorp	7/19/2002	$7.00	$14.57	108%
Humboldt Bancorp	3/15/2004	$18.00	$27.26	51%

Based on the February 7, 2006 price for UMPQ.

UMPQUA HOLDINGS CORPORATION

UMPQUA HOLDINGS
CORPORATION

Parent Company for:

UMPQUA
BANK

STRAND
ATKINSON
WILLIAMS &
YORK